EXHIBIT 10.2
FORM OF
ESCROW AGREEMENT
THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into as of  _____   _____, 2010 (the “Effective Date”), by and among United Western Bank, a federal savings bank (“Buyer”), United Western Bancorp, Inc., a Colorado corporation and the sole stockholder of Buyer (“Parent”), Legent Group, LLC, a Delaware limited liability company (“Member”), and [Wells Fargo Bank, National Association], as escrow agent (the “Escrow Agent”).
WHEREAS, Buyer, Parent, Member and Henry C. Duques, an individual and the controlling member of Member (“Duques”), have entered into that certain Purchase Agreement, dated as of June 9, 2010 (the “Purchase Agreement”), pursuant to which, among other things, Buyer is purchasing from Member all of the issued and outstanding units of membership interest of Legent Clearing LLC, a Delaware limited liability company;
WHEREAS, the Purchase Agreement contemplates that Buyer will deposit a portion of the Cash Purchase Price with the Escrow Agent in order to secure certain obligations of Member and Duques under the Purchase Agreement, such amount to be held by the Escrow Agent in accordance with the terms and conditions hereof; and
WHEREAS, capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.
NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
ESTABLISHMENT OF ESCROW
1.1 Upon execution hereof, Buyer hereby delivers to the Escrow Agent the amount of $6,000,000 (such amount, together with any interest, dividends and other income earned thereon, the “Escrowed Funds”), in immediately available funds. The Escrow Agent hereby acknowledges receipt of the Escrowed Funds.
1.2 Buyer, Parent and Member hereby appoint the Escrow Agent, and the Escrow Agent hereby agrees to serve, as the escrow agent subject to the terms and conditions set forth herein. The Escrow Agent agrees to hold the Escrowed Funds in a separate and distinct account (the “Escrow Account”) in accordance with the terms and conditions of this Agreement. The Escrow Agent shall not distribute or release any of the Escrowed Funds except in accordance with the express terms and conditions of this Agreement.

ARTICLE II
INVESTMENT OF ESCROWED FUNDS
2.1 The Escrow Agent shall accept, hold and safeguard the Escrowed Funds during the term of this Agreement and shall invest the Escrowed Funds in [insert title of initial account/investment], or in such other investment as Buyer and Member shall jointly instruct the Escrow Agent in writing (the [insert title of initial account/investment] or such other investment, the “Permitted Investment”). All income earned on the Escrowed Funds will accrue for the benefit of Member.
2.2 As and when any amount is needed for a distribution under this Agreement, the Escrow Agent shall cause a sufficient amount of the Permitted Investment to be converted into cash. The Escrow Agent shall not be liable for any loss or liability arising in respect of the Permitted Investment except to the extent that such loss or liability arose from the Escrow Agent’s gross negligence, willful misconduct or breach of this Agreement. The Escrow Agent is hereby authorized, in making or disposing of any Permitted Investment, to deal with itself (in its individual capacity) or with any one or more of its Affiliates, whether it or any such Affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account.
2.3 The Escrow Agent shall mail to Buyer and Member a written accounting of all Permitted Investments and other transactions relating to the Escrowed Funds not less frequently than quarterly.
ARTICLE III
NON-CLAIM DISBURSEMENTS
3.1 After the Final Cash Purchase Price is finally determined pursuant to Section 2.3 of the Purchase Agreement, Buyer and Member shall, if the Final Cash Purchase Price is less than the Estimated Cash Purchase Price, deliver to the Escrow Agent a joint written instruction authorizing and directing the Escrow Agent to disburse to Buyer from the Escrowed Funds the amount set forth in such instruction. As soon as practicable following receipt of such joint written instruction, but in any event no later than five (5) business days thereafter, the Escrow Agent shall disburse to Buyer, by wire transfer of immediately available funds, the amount set forth therein; provided, however, that if the amount set forth therein exceeds $350,000, then Member shall immediately remit to the Escrow Agent, in replenishment of a portion of the Escrowed Funds disbursed to Buyer pursuant to this Section 3.1, cash in the amount by which the amount set forth in such joint written instruction exceeds $350,000, in immediately available funds, and the Escrow Agent shall deliver to Buyer and Member an acknowledgement of its receipt of such payment from Member as promptly as practicable after receipt thereof.
3.2 On the 15-month anniversary of the Effective Date (the “First Release Date”), Buyer and Member shall deliver to the Escrow Agent a joint written instruction authorizing and directing the Escrow Agent to disburse to Member from the Escrowed Funds an amount equal to: (a) $1,000,000 minus (b) the sum of (i) all Escrowed Funds disbursed to Buyer on or prior to the First Release Date pursuant to Article IV hereof plus (ii) all Escrowed Funds reserved as of the First Release Date in connection with any Claim made pursuant to Article IV hereof that is pending, unresolved or unpaid as of the First Release Date. As soon as practicable following receipt of such joint written instruction, but in any event no later than five (5) business days thereafter, the Escrow Agent shall disburse to Member, by wire transfer of immediately available funds, the amount set forth therein.

3.3 On the second anniversary of the Effective Date (such second anniversary, the “Second Release Date”), Buyer and Member shall deliver to the Escrow Agent a joint written instruction authorizing and directing the Escrow Agent to disburse to Member from the Escrowed Funds an amount equal to: (a) the remaining amount of the Escrowed Funds (including all income earned thereon) minus (b) the sum of (i) an amount (the “Litigation Claims Amount”) determined by Guy A. Gibson and Michael J. McCloskey (or their respective successors in office if either of them is no longer employed by Buyer or Parent at such time), acting in good faith but otherwise in their sole discretion, that represents such individuals’ best estimate of the total amount for which Member may be liable pursuant to Section 7.2 of the Purchase Agreement with respect to all Litigation Claims existing as of the Second Release Date plus (ii) all Escrowed Funds reserved as of the Second Release Date in connection with any Claim (other than Litigation Claims) made pursuant to Article IV hereof that is pending, unresolved or unpaid as of the Second Release Date (collectively, the “Final Pending Claims”). As soon as practicable following receipt of such joint written instruction, but in any event no later than five (5) business days thereafter, the Escrow Agent shall disburse to Member, by wire transfer of immediately available funds, the amount set forth therein.
ARTICLE IV
CLAIM DISBURSEMENTS; DISPUTE OF CLAIMS
4.1 If, and to the extent that, Buyer or Parent in good faith determines that Member or Duques is under an indemnification obligation pursuant to Section 7.1 or 7.2 of the Purchase Agreement, Buyer or Parent, as the case may be, shall deliver to each of the Escrow Agent and Member a notice (each, a “Claim Notice”) of such claim (each, a “Claim”) against the Escrow Account, stating the amount of such Claim and setting forth a brief description with reasonable specificity of the facts upon which such Claim is based and a reference to the provision or provisions of the Purchase Agreement under which such Claim is being made. Buyer or Parent, as the case may be, shall also deliver to the Escrow Agent written proof of delivery to Member of a copy of such Claim Notice (which proof may consist of the facsimile confirmation if sent by facsimile, the signed receipt if delivered by hand or a photocopy of the overnight courier receipt). In the event that a Claim Notice relates to a Litigation Claim, such Claim Notice shall be accompanied by documentation showing with reasonable specificity the basis for the amount specified in such Claim Notice. Unless the Escrow Agent receives a timely Objection Notice from Member pursuant to Section 4.2(a) hereof, the Escrow Agent shall disburse to Buyer or Parent, as the case may be, by wire transfer of immediately available funds, a portion of the Escrowed Funds equal to the amount specified in the Claim Notice. If the Escrow Agent does receive a timely Objection Notice from Member pursuant to Section 4.2(a) hereof, the Escrow Agent shall disburse to Buyer or Parent, as the case may be, by wire transfer of immediately available funds, a portion of the Escrowed Funds equal to the portion, if any, of the amount specified in the Claim Notice that is not being contested by Member pursuant to the Objection Notice.

4.2 (a) Member shall have the right to dispute any Claim against the Escrow Account within 15 business days following receipt by Member of a copy of a Claim Notice by delivering to the Escrow Agent and Buyer or Parent, as the case may be, written notice (an “Objection Notice”) that Member disputes the matter or matters underlying such Claim Notice either with respect to the validity or the amount of the Claim (or both); provided, however, that Member shall not be entitled to dispute any Litigation Claim if the applicable Claim Notice is accompanied by documentation showing with reasonable specificity the basis for the amount specified in such Claim Notice. Each Objection Notice shall include the basis of the objection and a description of the portion of the Claim that is being contested by Member.
(b) Upon timely receipt of an Objection Notice, the Escrow Agent shall not make any delivery of the contested portion of the applicable Claim, except upon receipt of (i) a joint written instruction from Buyer or Parent, as the case may be, and Member authorizing the release to Buyer or Parent, as the case may be, of the contested portion of the applicable Claim or (ii) a Final Order (as defined below); provided, however, that the Escrow Agent shall reserve a portion of the Escrowed Funds equal to the amount of the contested portion of the applicable Claim until such time as it receives such joint written instruction or Final Order. As soon as practicable following receipt of such joint written instruction or Final Order, but in any event no later than five (5) business days thereafter, the Escrow Agent shall disburse, by wire transfer of immediately available funds, the amount or amounts set forth therein to the recipient or recipients set forth therein. Buyer, Parent and Member agree to negotiate in good faith to resolve as promptly as practicable any Claim or portion thereof that is the subject of an Objection Notice.
4.3 (a) For purposes of this Agreement, a “Final Order” shall mean a final judgment of a court of competent jurisdiction having the authority to determine the amount of, and liability with respect to, any Claim, and the denial of, or expiration of all rights to, an appeal related thereto.
(b) The Escrow Agent shall be entitled to receive and may conclusively rely upon an opinion of counsel from Buyer’s, Parent’s or Member’s respective legal counsel accompanying each Final Order, to the effect that the relevant court had authority to determine the amount and liability with respect to the Claim and that such court has rendered a final judgment for which all related rights to appeal have been denied or expired. In the event that Buyer’s, Parent’s or Member’s respective legal counsel disagree on the existence of a Final Order, the Escrow Agent shall be entitled to rely upon the decision of a court of competent jurisdiction.
ARTICLE V
COMPENSATION; EXPENSES
In consideration for its services as Escrow Agent, the Escrow Agent shall be entitled to receive the compensation set forth in Exhibit A attached hereto, as well as the reimbursement of all reasonable out-of-pocket costs and expenses actually incurred by the Escrow Agent in the performance of its duties hereunder. Such compensation and expenses shall be paid 50% by Buyer and 50% by Member (via disbursement from the Escrowed Funds).

ARTICLE VI
EXCULPATION AND INDEMNIFICATION
6.1 The obligations and duties of the Escrow Agent are confined to those specifically set forth in this Agreement. In the event that any of the terms and provisions of any other agreement between any of the parties hereto conflict or are inconsistent with any of the terms and provisions of this Agreement, the terms and provisions of this Agreement shall govern and control in all respects. The Escrow Agent shall not be subject to, nor be under any obligation to ascertain or construe the terms and conditions of, any other instrument, whether or not now or hereafter deposited with or delivered to the Escrow Agent or referred to in this Agreement, nor shall the Escrow Agent be obligated to inquire as to the form, execution, sufficiency or validity of any such instrument nor to inquire as to the identity, authority or rights of the person or persons executing or delivering same.
6.2 The Escrow Agent shall not be personally liable for any act that it may do or omit to do hereunder in good faith and in the exercise of its own best judgment. Any act done or omitted to be done by the Escrow Agent pursuant to the advice of its attorneys shall be deemed conclusively to have been performed or omitted in good faith by the Escrow Agent.
6.3 If the Escrow Agent is notified of any dispute, disagreement or legal action involving Buyer, Parent, Member, Duques or any other Person relating to or arising in connection with the Escrow Account, the Escrowed Funds or the performance of the Escrow Agent’s duties under this Agreement, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings, arbitration, or other means as, in the Escrow Agent’s discretion, it may require. In such event, the Escrow Agent will not be liable for interest (other than as provided in this Agreement) or damages resulting therefrom.
6.4 Buyer and Member hereby agree, jointly and severally, to indemnify and hold the Escrow Agent harmless from and against all out-of-pocket costs, damages, judgments, reasonable attorneys’ fees, expenses, obligations and liabilities of every kind and nature which the Escrow Agent may incur, sustain or be required to pay in connection with or arising out of this Agreement, unless the aforementioned results from the Escrow Agent’s gross negligence, willful misconduct or breach of this Agreement, and to pay the Escrow Agent on demand the amount of all such costs, damages, judgments, reasonable attorneys’ fees, expenses, obligations and liabilities. The costs and expenses of enforcing this right of indemnification also shall be paid 50% by Buyer and 50% by Member (via disbursement from the Escrowed Funds). The foregoing indemnities in this paragraph shall survive the resignation or substitution of the Escrow Agent or the termination of this Agreement.
6.5 If the Escrowed Funds are at any time attached, garnished or levied upon under any court order or in case the payment of any such Escrowed Funds is stayed or enjoined by any court order, or in case any order, judgment or decree is made or entered by any court affecting such Escrowed Funds or any portion thereof, then in any of such events, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel is binding upon it. If the Escrow Agent complies with any such order, writ, judgment or decree, it will not be liable to any of the parties to this Agreement or to any other Person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

6.6 No provision of this Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights hereunder.
ARTICLE VII
TAXES AND REPORTS
7.1 The parties hereto agree that, for tax reporting purposes, the investment earnings, including interest, dividends and other income, from the investment of the Escrowed Funds (collectively, the “Escrow Earnings”) shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service (the “IRS”), be reported as having been earned by Member. The parties hereto further agree that (a) all parties hereto shall file all Tax Returns consistent with the foregoing treatment and (b) the Escrow Agent will report income, including, without limitation, the filing of Form 1099 with the IRS, consistent with such treatment.
7.2 In order to permit Member to satisfy its tax obligations hereunder, as soon as practicable following the end of each calendar quarter and upon the Termination Date, the Escrow Agent shall provide a report to Member indicating the amount of taxable income or gain realized on the Escrowed Funds during such calendar quarter or the period from the most recent calendar quarter to the Termination Date, as applicable.
7.3 The Escrow Agent shall be responsible only for income reporting to the IRS with respect to income earned on the Escrowed Funds, including, without limitation, filing Form 1099 with the IRS. The Escrow Agent shall have no other duties or responsibilities with respect to administering tax withholding, payments or reporting for any Person receiving distributions pursuant to this Agreement.
7.4 Unless Member shall otherwise provide in writing to the Escrow Agent prior to the end of any calendar year, as soon as practicable following the end of each calendar year, the Escrow Agent shall distribute to Member an amount of cash equal to forty percent (40%) of the Escrow Earnings, in addition to and regardless of any required IRS back-up withholding or non-resident alien withholding that the Escrow Agent has already performed for Member in accordance with the Internal Revenue Code of 1986, as amended.
7.5 Each of the parties hereby agrees to provide the Escrow Agent with executed IRS Form W-9 or W-8 and such other forms and documents that the Escrow Agent may reasonably request.
ARTICLE VIII
TERMINATION OF AGREEMENT
This Agreement shall terminate on the earlier of (a) the date on which all amounts held in the Escrow Account have been disbursed according to the terms hereof or (b) the date on which Litigation Claims existing as of the Second Release Date and all Final Pending Claims have been finally resolved and the Escrow Agent has paid all amounts relating thereto in accordance with the provisions of Article IV hereof (such earlier date, the “Termination Date”). The Escrow Agent shall, on the business day next succeeding the Termination Date, disburse to Member any remaining amount of the Escrowed Funds (including all income earned thereon). The rights and obligations of the parties hereto shall survive the termination hereof.

ARTICLE IX
RESIGNATION OF ESCROW AGENT
The Escrow Agent may resign at any time upon giving at least thirty (30) days’ prior written notice to Member, Buyer and Parent; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows. Member and Buyer shall use their respective reasonable best efforts to select a successor escrow agent within thirty (30) days after receiving such notice. If Member and Buyer fail to appoint a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers and duties of the predecessor escrow agent as if originally named as escrow agent. Upon delivery of such instrument, the Escrow Agent shall be discharged from any further duties and liability under this Agreement. The Escrow Agent shall be paid any outstanding fees and expenses prior to transferring assets to a successor escrow agent.
ARTICLE X
NOTICES
10.1 All notices required by this Agreement shall be in writing and shall be deemed to have been received (a) the same business day if sent by facsimile transmission (with a confirming copy sent the same business day by registered or certified mail), or by hand delivery (with signed return receipt), or (b) the next business day if sent by nationally recognized overnight courier, in any case to the respective addresses as follows:
If to Member:
Legent Group, LLC
1239 North 138th Circle
Omaha, Nebraska 68154-5100
Attention: David P. Bailis
Facsimile: (402) 964-0192

(with a copy to)
Sidley Austin LLP
1 South Dearborn Street
Chicago, Illinois 60603
Attention: Frederick C. Lowinger
                 Luke J. Valentino
Facsimile: (312) 853-7036
If to Buyer or Parent:
United Western Bank
700 17th Street, Suite 2100
Denver, CO 80202
Attention: Theodore J. Abariotes
Facsimile: (303) 390-0952
(with a copy to)
Hunton & Williams LLP
1445 Ross Avenue, Suite 3700
Dallas, TX 75202
Attention: Allen McConnell
Facsimile: (214) 740-7147
If to the Escrow Agent:

Attention:
Facsimile:
or to such other Person or address as any party hereto may furnish to the other parties hereto in writing.
ARTICLE XI
GOVERNING LAW
This Agreement, and all disputes between the parties under or relating to this Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed and interpreted according to the internal laws of the State of Delaware, excluding any choice of law rule or principle that may result in the application of the laws of another jurisdiction.

ARTICLE XII
AUTOMATIC SUCCESSION
Any bank or corporation into which the Escrow Agent may be merged or with which it may be consolidated, or any bank or corporation to whom the Escrow Agent may transfer all or substantially all of its escrow business, shall be the successor to the Escrow Agent without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
ARTICLE XIII
MISCELLANEOUS
13.1 Member, Buyer, Parent and the Escrow Agent may amend, modify and/or supplement this Agreement as they may mutually agree in writing.
13.2 This Agreement may be executed in one or more counterparts (including, without limitation, by facsimile or portable document format (PDF)), each of which shall be deemed an original, but all of which together shall constitute but one and the same Agreement.
13.3 Except as expressly provided herein, the rights and obligations of a party hereunder may not be assigned, transferred or encumbered without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing contained herein shall be deemed to confer upon any third party any right or remedy under or by reason of this Agreement.
13.4 The headings used in this Agreement are for convenience only and shall not constitute a part of this Agreement.
13.5 The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative this Agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.
[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first written above.

BUYER: UNITED WESTERN BANK
By:
Name:
Title:

PARENT: UNITED WESTERN BANCORP, INC.
By:
Name:
Title:

MEMBER: LEGENT GROUP, LLC
By:
Name:
Title:

THE ESCROW AGENT: [WELLS FARGO BANK, NATIONAL ASSOCIATION]
By:
Name:
Title:
[Signature Page to Escrow Agreement]

EXHIBIT A
ESCROW AGENT COMPENSATION
[To be provided by Escrow Agent]